# Cedar Shopping Centers, Inc.

*"Delivering Value through Income and Growth"*

**March 2005**

# What is Cedar?

- **A shopping center REIT, consisting primarily of 33 grocery-anchored neighborhood and community shopping centers in the Northeast**

- With:
  - Excellent returns and prospects, based on sound business and real estate fundamentals
  - A focused strategy, aimed at steady, predictable income, together with attractive, foreseeable growth
  - Demonstrated superior skills in property acquisition, redesign, redevelopment, construction, and leasing

# Cedar Company History

- Originated as a real estate management company in 1978, providing advice and asset management for private foreign investors.
- Purchased first retail properties in Pennsylvania in 1986.
- The Company acquired a controlling interest in a publicly traded (Nasdaq Small Cap) REIT, Cedar Income Fund, Ltd., in 1998.
- The REIT was reorganized into an UPREIT structure and renamed Cedar Shopping Centers, Inc.
- The REIT's assets are re-focused into primarily grocery-anchored shopping centers in OH and PA. Others in MD, NJ, NY, CT and MA; assets were increased from $17 million in 1999 to more than $500 million in 2004.
- The management company operations were merged into the REIT and the Company undertook a public offering of common stock in October 2003, raising a net of $162.9 million to complete certain acquisitions and pay off certain debt. Additional public offerings in 2004 included a redeemable preferred stock issue in July which raised $56.7 million in net proceeds and a common stock issue in December which raised an additional $38.2 million in net proceeds.
- The Company stock was listed on the NYSE under the symbol "CDR".

# Experienced Senior Management Team:

- Leo S. Ullman, President and CEO; board chairman
  - More than 30 years experience as CEO of real estate management companies and real estate lawyer
- Thomas J. O'Keeffe, Vice President and CFO
  - More than 25 years in the real estate business as a financial officer, including bringing another REIT to the public marketplace
- Brenda J. Walker, Vice President - Property and Asset Management; board member
  - More than 25 years of real estate financial and property management experience with Cedar, its predecessors and Travelers Insurance Company
- Thomas B. Richey, Vice President, Development and Construction
  - More than 25 years experience in real estate construction, development and management, urban and regional planning and city management

# Mid-Atlantic Focus



Offices
Stabilized Properties
Redevelopments/Expansions
Massachusetts
Franklin Village
New York
Connecticut
Brickyard Plaza
Wal-Mart Shopping Center
Pennsylvania
Carbondale Plaza
The Commons
Loyal Plaza Shopping Center
Sunset Crossing
Newport Plaza
Halifax Plaza
Headquarters
LA Fitness Center
Huntingdon Plaza
Hershey Development
Hamburg Plaza
New Jersey
Red Lion Shopping Center
Lake Raystown Plaza
Townfair Center
Swede Square Shopping Center
Academy Plaza
The Point Shopping Center
Harrisburg Office
Port Richmond Village
Camp Hill Mall
Fairview Plaza
Pine Grove Shopping Center
Golden Triangle Shopping Center
Maryland
Columbus Crossing Shopping Center
Valley Plaza Shopping Center
Philadelphia Office
South Philadelphia Shopping Plaza
St. James Village
Kenley Square
DC
Delaware
Washington Center Shoppes
River View Plaza I, II, III
Virginia

# Property Characteristics

## as of December 31, 2004

| | | Property SF 12/31/04 | Percent Occupied 12/31/04 | Operating Revenues 2004 | Percent of Revenues |
|---|---|---|---|---|---|
| **Mature/Stabilized[1] Properties** | Primarily income | 3,776,000 | 97% | $43,954,000 | 87% |
| **Development/ Redevelopment Properties** | Enhancement underway; growth objective | 1,111,000 | 57% | 6,721,000 | 13% |
| **Total** | | 4,887,000 | 88% | $50,675,000 | 100% |

(1) "Stabilized properties" are those properties with no development /redevelopment, having an occupancy rate of at least 80%.

# Cedar's Operating Strategies:

To enhance income and/or growth in our portfolio

1. With Mature/Stabilized Properties:
   - Through intensive property management; and
   - Leveraging 25-year relationships with tenants and others in the relevant markets
2. With Development Properties:
   - Property value enhancement for existing properties via:

     - renovation
     - re-tenanting
     - expansion
     - "de-malling"
   - Occasional ground-up development of new (pre-leased) centers and/or outparcels
3. Pro-active growth through a program of selective accretive acquisitions and, where appropriate, joint ventures

# Diversified Tenant Base

**No single tenant, with the exception of Giant Foods, represents more than 3.82% of annualized base rent for 2004.**

**Percent of Total Annualized Base Rents by Tenant**


Best Buy
1.36%
Super Fresh Super Markets
1.42%
Home Depot
1.47%
Boscov's
1.62%
Shop 'n Save
1.87%
Wal-Mart/Sam's Club
2.75%
United Artists Theatre Group
2.91%
Staples
3.11%
LA Fitness
3.82%
Giant Foods/Stop & Shop
10.90%
441 tenants each comprising no more than 1.36% of total annualized base rents
68.78%







# Stable Income Stream

- 8-Year Average Lease Term
- Less than 10% of total base rent expires in any single year through 2014



50%
40%
30%
20%
10%
0%
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
Thereafter



Famous Footwear
OLD NAVY
A.C. MOORE

# Redevelopment Pipeline

Current redevelopment activities totaling nearly $64 million

| Project | Project Cost | Expected Completion | Anchor Tenants |
|---|---|---|---|
| Camp Hill Mall | $32-34 million | 3rd Quarter 06 | Giant, Barnes & Noble, Boscovs |
| Golden Triangle | $4.2 million | 1st Quarter 05 | LA Fitness |
| Carbondale | $1.6 million | 1st Quarter 05 | Weis, Peebles |
| Newport | $1.5 million | 2nd Quarter 06 | Giant, Rite Aid |
| Halifax | $7.0 million | 2nd Quarter 05 | Giant, Rite Aid |
| Lake Raystown | $4.5 million | 2nd Quarter 06 | Giant, Fashion Bug |
| Huntingdon Plaza | $3.5 million | 3rd Quarter 05 | Peebles |
| Hamburg Shopping Plaza | $1.2 million | 2nd Quarter 05 | Redner's |
| Hershey | $10.0 million | 3rd Quarter 05 | Giant |
| | **$63.5 million** | | |

# Completed Redevelopment Project; an example:
## The Point Shopping Center



Small/local non-competitive supermarket
Small local tenants
Enclosed 2 – story mall
High-traffic location at intersection of I-83 and Union Deposit Road
Lack of traffic access and signals
Weak 2-screen theater

**Before Redevelopment**

# The Point Shopping Center



Re-tenant with new Giant supermarket and Staples
"De-malled", saving substantial operating expenses
Stores turned inside out
Old theater converted into two retail locations
Larger parking lot with improved flow and drive lanes, lighting and drainage
New pad for former internal mall bank branch
New traffic signal at intersection
New building addition

**After Redevelopment**

# Current Redevelopment: Camp Hill Mall

- Acquired in November 2002 for $18 million
- Redevelopment budget of $32–34 million
- Repositioning enclosed mall into multi-anchored, multi-use shopping center with a supersize grocer, plus medical, health and fitness facilities
- Projected completion of phase II (primarily Giant Foods and OIP building) in 2005 and completion of final phase (LA Fitness facility at site of prior Giant location) in 2006




Boscov's


BARNES&NOBLE
BOOKSELLERS

# Camp Hill Mall

## Originally built in the '50's (with an E.J. Korvette)

a tired failing internal mall and a vacant 93,000 sf anchor store


High-traffic location on Rt. 15 and Rt. 581, connecting I-81 & I-83 (the Harrisburg Beltway)
Closed (bankrupt) former Zany Brainy store
Vacant former Montgomery Ward
"De-mall" enclosed corridor into open air power center, eliminating substantial annual operating expenses
Small, inaccessible, old supermarket
Vacant former TBA building
Vacant former theatre

**Before Redevelopment**

# Camp Hill Mall



Relocated and expanded supermarket; the largest prototype for the Giant chain ('05)
Bank Branches (completed)
Strip center for soft goods and national fashion retailers (completed)
BARNES & NOBLE
Pier 1
GIANT
STAPLES
4 distinct functional uses with dedicated access and parking
Boscov's
Fitness facility ('06)
Medical facility ('05-'06)
Healthcare Clinic ('05-'06)
OLP

**After Redevelopment**

# Capital Structure

## as of December 31, 2004

| | Shares | Value |
|---|---|---|
| Common Shares and Operating Partnership Units Outstanding | 19,805,000 | $283 million** |
| 8-7/8% Series A Cumulative Redeemable Preferred Stock | 2,350,000 | $ 62 million*** |
| Total Equity Market Capitalization | | $345 million |
| Pro Rata* Share of Total Debt | | $212 million |
| Total Pro Rata* Capitalization | | $557 million |

| | |
|---|---|
| Pro Rata* Share of Total Debt/Total Capitalization | Approximately 38% |
| Pro Rata* Share of Total Debt/Total Capitalization-Preferred | 43% |
| Pro Rata* Share of Variable Rate Debt/Total Capitalization | 15% |

*Note: Pro Rata Amounts Exclude Minority Interests
** Valuation at $14.30/share
***Valuation at $26.39/share

# Credit Line Facility

- $140 million expandable potentially to $200 million (presently $132 million total availability under the facility), syndicated secured revolving credit facility concluded in January 2004, as amended, with Bank of America as lead manager.
- Term: Three Years, with an option to extend for one additional year.
- Rate: from 150 to 205 basis points over 30-day LIBOR.
- Facility intended to support $100 million of acquisitions through mid-2005, plus capital improvements, redevelopment, and new development activities.
- Approximately $45 million is currently available under the facility.

# Financial Results and Forecasts

| | 2004 | 1st Qtr 05 | Full Year 2005 |
|---|---|---|---|
| Revenue(s) | $51.1 million | -- | -- |
| FFO $/share/OP unit | $0.91 | [$0.23-0.25]* | [$1.10-1.20]* |

| | |
|---|---|
| Annual dividend rate: | $0.90/share |

* Company's guidance

# Cedar ("CDR") (NYSE)


15
14
13
12
11
May04
Jul04
Sep04
Nov04
Jan05
1.0
0.5
0.0
Millions

**Stock Price Record from March 1, 2004 through March 1, 2005**

# Ownership Profile:

- 72% of Outstanding Stock Held by Institutional Investors
- Current Top Institutional Holders as of 12/31/04 (alphabetically)

| |
|---|
| ABN AMRO Asset Management (USA), Inc. |
| AEW Capital Management, L.P. |
| Barclays Global Investors, N.A. |
| Chartwell Investment Partners, L.P. |
| Cohen & Steers Capital Management, Inc. |
| Equity One, Inc. |
| Fidelity Management & Research |
| Kennedy Capital Management, Inc. |
| Neuberger Berman |
| Snyder Capital Management, L.P. |
| TIAA-CREF |

Source: IR Channel/Thomson Financial

# Growth in Assets

| | |
|---|---|
| ➢December 31, 1999 | $ 16.7 million |
| ➢December 31, 2000 | $ 35.6 million |
| ➢December 31, 2001 | $ 68.4 million |
| ➢December 31, 2002 | $133.1 million |
| ➢December 31, 2003 | $350 million |
| ➢December 31, 2004 | $537 million |